UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market*

* On September 8, 2026, trading in the registrant’s common stock was suspended on The Nasdaq Stock Market LLC (“Nasdaq”), and the common stock began trading on the OTC Pink Marketplace under the symbol “BTAIQ.” As of the date of this report, Nasdaq has not filed a Form 25 with the Securities and Exchange Commission with respect to the common stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 27, 2026, BioXcel Therapeutics, Inc. (the “Company”) and its subsidiaries OnkosXcel Therapeutics, LLC and OnkosXcel Employee Holdings, LLC (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The chapter 11 cases are being jointly administered under the caption In re BioXcel Therapeutics, Inc., et al., Case No. 26-11360 (TMH).

As also previously disclosed, on August 27, 2026, the Debtors entered into an Asset Purchase Agreement (as amended, the “Purchase Agreement”) with Teva Pharmaceuticals International GmbH (“Teva”) and, solely for the limited purposes set forth therein, Teva Pharmaceutical Industries Limited, pursuant to which Teva agreed to acquire substantially all of the Debtors’ assets and assume certain specified liabilities of the Debtors, subject to higher or otherwise better offers and the approval of the Court.

On September 28, 2026, the Court entered an order approving, among other things, the Debtors’ entry into the Purchase Agreement and bidding procedures for the sale of the Debtors’ assets. Following the bidding process and the receipt of no other qualifying bids, the Debtors cancelled the auction and designated Teva as the successful bidder. On October 21, 2026, the Court entered an order (Docket No. 267) (the “Sale Order”) approving the sale of substantially all of the Debtors’ assets to Teva pursuant to the Purchase Agreement and Sections 105(a), 363 and 365 of the Bankruptcy Code (the “Sale”). A copy of the Sale Order is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 26, 2026, the Debtors completed the Sale, pursuant to which Teva acquired substantially all of the Debtors’ neuroscience assets, including the Debtors’ rights to IGALMI® (dexmedetomidine) and BXCL501, related intellectual property, and certain related regulatory filings and approvals, including the pending supplemental new drug application for IGALMI® for at-home use. The assets sold to Teva did not include, among other excluded assets, the Debtors’ rights to BXCL701 and BXCL702, which were retained by the Debtors. At the closing, Teva paid upfront cash consideration of $57.5 million, against which the $5.75 million deposit previously paid by Teva was credited, in addition to certain cure costs as provided in the Purchase Agreement, and Teva assumed certain specified liabilities of the Debtors. The Debtors are also eligible to receive (i) a development milestone payment of up to $67.5 million, contingent upon approval by the U.S. Food and Drug Administration of the pending supplemental new drug application for IGALMI® for at-home use, with the amount payable decreasing based on the timing of such approval, and (ii) if such approval has not been obtained on or prior to February 28, 2027, commercial milestone payments of up to $20.0 million in the aggregate, payable in installments of $10.0 million upon the first achievement of annual net sales of IGALMI® for at-home use of $250 million and $500 million, respectively, on or prior to December 31, 2035. There is no material relationship between the Company or any of its affiliates, directors or officers, on the one hand, and Teva or Teva Pharmaceutical Industries Limited, on the other hand, other than in respect of the Purchase Agreement and the Sale. Pursuant to the Sale Order, the proceeds of the Sale were applied at closing to repay obligations under the Debtors’ debtor-in-possession financing facility in accordance with the Court’s final order authorizing such financing, subject to the retention of certain amounts to fund the wind-down of the Debtors’ estates.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Debtors or Teva. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties, including qualification by confidential disclosures. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Debtors or Teva.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Officers

On October 30, 2026, in connection with the Sale and the wind-down of the Company’s affairs, the board of directors of the Company (the “Board”) terminated Vimal Mehta, Ph.D., the Company’s Chief Executive Officer and President, Richard Steinhart, the Company’s Senior Vice President and Chief Financial Officer, Frank Yocca, Ph.D., the Company’s Senior Vice President and Chief Scientific Officer, and Javier Rodriguez, the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary, from all offices of the Company and terminated their employment with the Company, in each case effective as of 5:00 p.m., Eastern Time, on October 31, 2026.

Dr. Mehta will continue to serve as a member of the Board. Commencing November 1, 2026, Dr. Mehta will receive a fee of $5,000 per month for his service as a director until the earliest of his death, resignation, removal or other termination of his service as a director or the dissolution of the Company, consistent with the Company’s Non-Employee Director Compensation Program.

Appointment of Officer

On October 30, 2026, the Board appointed Samir Saleem, the Company’s Chief Restructuring Officer, as President and Secretary of the Company, effective as of 5:00 p.m., Eastern Time, on October 31, 2026, in addition to his continuing service as Chief Restructuring Officer. Mr. Saleem will serve as the Company’s principal executive officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2026, the Board authorized the Company to file a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to change the Company’s name from “BioXcel Therapeutics, Inc.” to “BX Liquidation, Inc.” (the “Name Change”). The Certificate of Amendment is expected to be filed in November in advance of the planned wind-down and liquidation of the Company. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, stockholder approval of the Name Change was not required, and the Name Change does not affect the rights of the Company’s stockholders.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Ex. No.	Description

2.1*	Asset Purchase Agreement, dated as of August 27, 2026, by and among BioXcel Therapeutics, Inc., OnkosXcel Therapeutics, LLC, OnkosXcel Employee Holdings, LLC, Teva Pharmaceuticals International GmbH and, solely for purposes of Section 9.16 thereof, Teva Pharmaceutical Industries Limited.

3.1	Form of Certificate of Amendment.

99.1	Order of the United States Bankruptcy Court for the District of Delaware approving the Sale, entered October 21, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2026	BioXcel Therapeutics, Inc.

/s/ Samir Saleem
	By:	Samir Saleem
	Title:	Chief Restructuring Officer